Exhibit 99.1

             DeVry Inc. Reports Fiscal 2006 First-Quarter
 Results, September Enrollment at Ross University and Keller Graduate
   School of Management; First Quarter Results Include Stock Option
                               Expense

    OAKBROOK TERRACE, Ill.--(BUSINESS WIRE)--Oct. 20, 2005--DeVry Inc. (NYSE:DV), an international higher education company, today reported financial results for the fiscal 2006 first quarter and September 2005 enrollment at Ross University and Keller Graduate School of Management
(KGSM).
    Revenues for the first quarter were $196.8 million, compared with $188.4 million for the same quarter one year ago. Net income for the quarter totaled $4.7 million, or $0.07 per fully diluted share, which includes the expense of share-based payments, compared with $2.1 million, or $0.03 per fully diluted share on a restated basis, for the same period last year.
    Effective with the first quarter of fiscal 2006, the company adopted Statement of Financial Accounting Standards No. 123R, "Share-Based Payment," using the modified retrospective approach. Accordingly, the fiscal 2006 and restated 2005 first quarters include recognition of stock option expense. The fiscal 2006 first quarter after-tax effect of stock option expense is approximately $1.0 million. For the restated fiscal 2005 first quarter, the effect is approximately $2.2 million after-tax.
    "We are pleased to report an increase in both revenue and earnings over the prior year, and we expect improvement throughout fiscal 2006," said Ronald L. Taylor, DeVry's chief executive officer. "We are focused on solid execution of our growth plan."
    The number of new students enrolled at Ross University for the September 2005 term increased 40.6 percent to 575, compared to 409 in the 2004 September term. Total Ross students in the September term were 3,227, or 3.8 percent lower than the prior year. Last year, Ross University raised its admission criteria and increased its academic progress requirements, which negatively affected new student recruiting, student retention and total enrollments during fiscal 2005.
    For the September 2005 session, the total number of coursetakers at KGSM increased 5 percent to 12,732 compared to 12,129 in the prior year's session. Fall 2005 enrollment results for DeVry University and the November session at KGSM will be reported December 5.
    During the first quarter of fiscal 2006, enrollments at Becker Professional Review, which includes Becker CPA Review and Stalla Review for the CFA, increased over the prior year. The professional and training segment posted record revenue of approximately $12.3 million for the 2006 fiscal first quarter, compared to $10.7 million last year.
    "We are pleased with the progress we are making at Ross University and in each of our other operations," said Daniel Hamburger, DeVry's president and chief operating officer. "Actions taken in fiscal 2005 to improve marketing and recruiting processes and to reduce expenses appear to be having a favorable impact on fiscal 2006 results."
    DeVry Inc. will hold a conference call to discuss its fiscal 2006 first-quarter results on October 20, 2005, at 3:30 p.m. Central Time (4:30 p.m. Eastern Time). The conference call will be led by Ronald Taylor, chief executive officer; Daniel Hamburger, president and chief operating officer, and Norman Levine, senior vice president and chief financial officer.
    For those wishing to participate by telephone, dial 800-218-4007 (domestic) or 303-262-2139 (international). DeVry Inc. will also broadcast the conference call live via the Internet. Interested parties may access the webcast through the Investor Relations section of the company's Web site at http://www.shareholder.com/devry/medialist.cfm. Please access the Web site at least 15 minutes prior to the start of the call to register, download and install any necessary audio software.
    The company will archive a telephone replay of the call until November 2, 2005. To access the replay, dial 800-405-2236 (domestic) or 303-590-3000 (international), passcode 11040072. To access the webcast replay, please visit http://www.shareholder.com/devry/medialist.cfm.

    DeVry Inc. (NYSE:DV) is the holding company for DeVry University, Ross University, Deaconess College of Nursing and Becker Professional Review. DeVry University, which includes Keller Graduate School of Management, offers associate, bachelor's and master's degree programs in technology, business and management. Ross University, through its schools of Medicine and Veterinary Medicine, offers both doctor of medicine and doctor of veterinary medicine degree programs. Deaconess College of Nursing offers associate and bachelor's degree programs in nursing. Becker Professional Review, which includes Stalla CFA Review, provides preparatory coursework for the certified public accountant and chartered financial analyst exams. DeVry Inc. is based in Oakbrook Terrace, Ill. For more information about the company, visit http://www.devryinc.com.

    Certain statements contained in this release, including those that affect DeVry's expectations or plans, may constitute forward-looking statements subject to the Safe Harbor Provision of the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those projected or implied by these forward-looking statements. Potential risks, uncertainties and other factors that could cause results to differ are described in the Company's most recent Annual Report on Form 10-K for the year ending June 30, 2005 filed with the SEC September 13, 2005, especially in the section entitled "Forward Looking Statements" at the beginning of Part I and in the subsections of "Item 1 - Business" entitled "Competition," "Student Recruiting," "Accreditation and Approvals," "Tuition and Fees," "Financial Aid and Financing Student Education," and "Career Services and Faculty."


First Quarter Ended September 30:
---------------------------------
                                        Fiscal Year     Fiscal Year
                                           2006            2005
                                                        Restated (1)
                                      --------------------------------
Revenues                                 $196,780,000    $188,396,000
Income Before Cumulative Effect
 of Change in Accounting                    4,732,000         330,000
Net Income                                  4,732,000       2,140,000

Earnings Per Common Share Basic:
       Income Before Cumulative
        Effect of Change in
        Accounting                              $0.07           $0.01
       Net Income                               $0.07           $0.03
     Diluted:
       Income Before Cumulative
        Effect of Change in
        Accounting                              $0.07           $0.01
       Net Income                               $0.07           $0.03

Number of Common Shares
     Basic                                 70,506,000      70,349,000
     Diluted                               70,664,000      70,677,000

September 30:
Actual Shares Outstanding                  70,527,000      70,365,000


(1) Restated for the adoption of SFAS #123R using the modified retrospective approach.


                              DEVRY INC.
                     CONSOLIDATED BALANCE SHEETS
                     ---------------------------
                        (Dollars in Thousands)
                             (Unaudited)
                             PRELIMINARY

                               September 30,  June 30,   September 30,
                                   2005         2005         2004
                               -------------  ---------  -------------
                                              Restated     Restated
ASSETS
------

  Current Assets
  --------------

    Cash and Cash Equivalents    $119,829     $161,823     $115,071
    Restricted Cash                26,217       13,935       27,702
    Accounts Receivable, Net       83,585       39,226       64,298
    Inventories                        95          164        1,376
    Deferred Income Taxes          17,142       17,142        6,454
    Prepaid Expenses and
     Other                         16,478       10,048       12,831
                               -------------  ---------  -------------

        Total Current Assets      263,346      242,338      227,732
                               -------------  ---------  -------------

  Land, Buildings and Equipment
  -----------------------------

    Land                           68,015       68,013       64,256
    Buildings                     222,479      212,428      204,378
    Equipment                     237,620      234,201      227,110
    Construction In Progress        4,105       15,813        7,513
                               -------------  ---------  -------------

                                  532,219      530,455      503,257

    Accumulated Depreciation     (249,966)    (243,688)    (220,343)
                               -------------  ---------  -------------

        Land, Buildings and
         Equipment, Net           282,253      286,767      282,914
                               -------------  ---------  -------------

  Other Assets
  ------------

    Intangible Assets, Net         71,118       73,699       82,709
    Goodwill                      291,308      289,308      284,397
    Perkins Program Fund, Net      13,290       13,290       12,472
    Other Assets                    4,481        4,633        5,457
                               -------------  ---------  -------------

        Total Other Assets        380,197      380,930      385,035
                               -------------  ---------  -------------

TOTAL ASSETS                     $925,796     $910,035     $895,681
                               =============  =========  =============



                              DEVRY INC.
                     CONSOLIDATED BALANCE SHEETS
                     ---------------------------
                        (Dollars in Thousands)
                             (Unaudited)
                             PRELIMINARY

                               September 30,  June 30,   September 30,
                                   2005         2005         2004
                               -------------  ---------  -------------
                                              Restated     Restated
LIABILITIES
-----------

  Current Liabilities
  -------------------

    Current Maturities of
     Revolving Loan               $50,000      $50,000      $     -
    Accounts Payable               24,154       30,681       17,601
    Accrued Salaries, Wages
     & Benefits                    30,784       34,071       33,316
    Accrued Expenses               31,738       34,462       28,062
    Advance Tuition Payments       15,664       14,685       16,981
    Deferred Tuition Revenue       95,446       22,823       82,311
                               -------------  ---------  -------------

        Total Current
         Liabilities              247,786      186,722      178,271
                               -------------  ---------  -------------

  Other Liabilities
  -----------------

    Revolving Loan                      -       50,000       75,000
    Senior Debt                   125,000      125,000      125,000
    Deferred Income Taxes          11,327       12,512       10,096
    Accrued Post-employment
     Agreements                     6,352        6,352        4,267
    Deferred Rent and Other        12,613       12,629       13,016
                               -------------  ---------  -------------

        Total Other
         Liabilities              155,292      206,493      227,379
                               -------------  ---------  -------------

TOTAL LIABILITIES                 403,078      393,215      405,650
                               -------------  ---------  -------------

SHAREHOLDERS' EQUITY
--------------------

  Common Stock, $0.01 par value,
    200,000,000 Shares Authorized,
    70,527,000, 70,475,000  and
    70,365,000 Shares issued and
    outstanding at September 30,
    2005, June 30, 2005 and
    September 30, 2004,
    respectively.                     706          706          704
  Additional Paid-in Capital      117,609      116,108      105,756
  Retained Earnings               404,472      399,740      383,071
  Accumulated Other Comprehensive
   Income (Loss)                      (69)         266          500
                               -------------  ---------  -------------

TOTAL SHAREHOLDERS' EQUITY        522,718      516,820      490,031
                               -------------  ---------  -------------

TOTAL LIABILITIES AND
 SHAREHOLDERS' EQUITY            $925,796     $910,035     $895,681
                               =============  =========  =============



                              DEVRY INC.
                 CONSOLIDATED  STATEMENTS  OF  INCOME
         (Dollars in Thousands Except for Per Share Amounts)
                             (Unaudited)
                             PRELIMINARY

                                                     For The Quarter
                                                   Ended September 30,
                                                   -------------------

                                                     2005      2004
                                                   --------- ---------
                                                             Restated
REVENUES:

  Tuition                                          $183,053  $177,984
  Other Educational                                  13,308    10,352
  Interest                                              419        60
                                                   --------- ---------

          Total Revenues                            196,780   188,396
                                                   --------- ---------

COSTS AND EXPENSES:

  Cost of Educational Services                      111,709   110,265
  Student Services and Administrative Expense        75,890    75,267
  Interest Expense                                    2,655     1,991
                                                   --------- ---------

          Total Costs and Expenses                  190,254   187,523
                                                   --------- ---------

Income Before Income Taxes and Cumulative Effect
 of Change in Accounting                              6,526       873

Income Tax Provision                                  1,794       543
                                                   --------- ---------

Income Before Cumulative Effect of Change
 in Accounting                                        4,732       330

Cumulative Effect of Change in Accounting, Net of
 Tax                                                      -     1,810
                                                   --------- ---------

NET INCOME                                           $4,732    $2,140
                                                   ========= =========

EARNINGS PER COMMON SHARE
   Basic
  Income Before Cumulative Effect of Change in
   Accounting                                         $0.07     $0.01
  Cumulative Effect of Change in Accounting               -      0.02
                                                   --------- ---------
  Net Income                                          $0.07     $0.03
                                                   ========= =========
   Diluted
  Income Before Cumulative Effect of Change in
   Accounting                                         $0.07     $0.01
  Cumulative Effect of Change in Accounting               -      0.02
                                                   --------- ---------
  Net Income                                          $0.07     $0.03
                                                   ========= =========



    CONTACT: Dresner Corporate Services
             Sarah Komuniecki (Media), 312-780-7208
             or
             Joan Bates (Investor), 630-574-1949